UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 1, 2019

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2018, Altice USA, Inc. (the “Company”) announced that Victoria Mink, the Company’s Senior Vice President and Chief Accounting Officer, had communicated her intention to resign from her position with the Company and had agreed to continue to serve as Chief Accounting Officer of the Company for a transition period to be agreed upon with the Company. Ms. Mink’s resignation from the Company became effective on October 12, 2018.

Effective January 1, 2019, the Board of Directors (the “Board”) of the Company appointed Layth Taki as Chief Accounting Officer. Mr. Taki, age 44, has served as Senior Vice President and Controller of the Company since July 2011. From November 2004 until June 2011, Mr. Taki served as Vice President of Technical Accounting of Cablevision Systems Corporation. Prior to joining Cablevision Systems Corporation, Mr. Taki was an audit manager at PricewaterhouseCoopers, LLP. Mr. Taki has a Master of Accountancy and a Bachelor of Science from the University of Denver and is a Certified Public Accountant.

In connection with the appointment to his new position, Mr. Taki’s annual salary will be $300,000 and his target annual cash incentive award will be 50% of his salary. In addition, he will continue to participate in the Altice USA 2017 Long Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: January 4, 2019	By:	/s/ David Connolly
David Connolly
Executive Vice President and General Counsel